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                                                                    EXHIBIT 23.2

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

    We hereby consent to the incorporation by reference in Enterprise Products Partners L.P.'s (i) Registration Statement No. 333-36856 of Enterprise Products Partners L.P. on Form S-8; (ii) Registration Statement No. 333-102778 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-3; (iii) Registration Statement No. 333-82486 of Enterprise Products Partners L.P. on Form S-8; and (iv) Registration Statement No. 333-107073 of Enterprise Products Partners L.P. on Form S-3D, of our reserve reports dated as of December 31, 2003, 2002, and 2001, each of which is included in this Current Report on Form 8-K of Enterprise Products Partners, L.P. filed with the Securities and Exchange Commission on April 19, 2004.

                                     NETHERLAND, SEWELL & ASSOCIATES, INC.


                                     By: /s/ Frederic D. Sewell
                                         ------------------------------------
                                         Frederic D. Sewell
                                         Chairman and Chief Executive Officer

Dallas, Texas
April 16, 2004